Advisor to the Board of Directors Agreement
This Advisor agreement (the "Agreement") is entered into the date set forth on the signature page by and between the undersigned company (the "Company") and the undersigned advisor (the "Advisor"). The parties agree as follows:
1.    Services. Advisor agrees to act as a mentor or advisor to the Company and provide advice and assistance to the Company from time to time as further described on Schedule A attached hereto or as otherwise mutually agreed to by the parties (collectively, the "Services").

2.    Compensation. Advisor shall not be entitled to receive cash compensation; however, Advisor shall be entitled to receive the equity compensation indicated on the signature page hereto at an exercise or purchase price equal to the fair market value of the Company's Common Stock, which will be documented in the applicable Stock Option Agreement or Restricted Stock Purchase Agreement to be entered into by Advisor and the Company. The Company will seek written approval or have a meeting of the Board of Directors to authorize the Advisor compensation and deliver definitive stock purchase or option agreements regarding the stock compensation within 90 days from the date of this Agreement. If the Company fails to provide the foregoing documentation within such 90-day period, then the Advisor shall have right to contact directors of the Company and to the extent the Advisor needs to take action to enforce this Agreement, then the Company agrees to pay all Advisor's reasonable expenses in connection therewith.

3.    Expenses. The Company shall reimburse Advisor for reasonable travel and related expenses incurred in the course of performing services hereunder, provided, however, that any expenses shall be approved by the Advisor emailing a request including the nature of the expense and a maximum amount to the company for approval.

4.    Term and Termination. The term of this Agreement shall continue until terminated by either party for any reason upon five (5) days prior written notice without further obligation or liability.

5.    Independent Contractor. Advisor's relationship with the Company will be that of an independent contractor and not that of an employee. Advisor will not be eligible for any employee benefits, nor will the Company make deductions from payments made to Advisor for employment or income taxes, all of which will be Advisor's responsibility. Advisor will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

6.    No Rights Granted. Nothing in this Agreement shall be construed as granting any rights under any patent, copyright or other intellectual property right of the Company, nor shall this Agreement grant Advisor any rights in or to the Company's Confidential Information, except the limited right to use the Confidential Information in connection with the Services.

7.    No Conflicts. Advisor represents that Advisor's compliance with the terms of this Agreement and provision of Services hereunder will not violate any duty which Advisor may have to any other person or entity (such as a present or former employer), and Advisor agrees that Advisor will not do anything in the performance of Services hereunder that would violate any such duty. In addition, Advisor agrees that, during the term of this Agreement, Advisor shall promptly notify the Company in writing of any direct competitor of the Company which Advisor is also performing services. It is understood that in such event, the Company will review whether Advisor's activities are consistent with Advisor remaining as an advisor of the Company.

8.    Miscellaneous. Any term of this Agreement may be amended or waived only with the written consent of the parties. So long as you continue to serve as an advisor to the Company, you hereby consent to the Company including your name on its marketing materials, Web site or private placement memo, or offering materials as an advisor of the Company. This Agreement, including any schedules hereto, constitute the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each Party hereto has executed this Services Agreement, or caused this Services Agreement to be executed on its behalf by its duly authorized officers, as of the date  12/20/2013

Company		Advisor

By:	/s/ Chad Sykes	By:	/s/ Djimo S. Serodio
Name:	Chad Sykes	Name:	Djimo S. Serodio
Address:	14830 Forest Lodge Dr.	Address:	1238 E Kennedy Blvd #6045
	Houston, TX 77070		Tampa, FL 33602

Schedule A:
Advisor Compensation

Advisor Performance Level	Stage
	Idea Stage	Startup Stage	Growth Stage
Standard	____ ____ (0.25%)	____ ____ (0.20%)	____ ____ (0.15%)
Strategic	____ ____ (0.50%)	____ ____ (0.40%)	____ ____ (0.30%)
Expert	Ccs/dss (1.00%)	____ ____ (0.80%)	____ ____ (0.60%)
Both parties must initial in one box to designate the Advisor Compensation.
Type of Security:
____ ____ Option to purchase Common Stock or
ccs/dss      Restricted Common Stock
Both parties must initial in one box to designate the Type of Security.
Total Number of Shares of Common Stock:
For the purpose of calculating compensation, the Company currently has 6,255,173 shares of common stock outstanding. (A total of 62,552 shall be issued.)
Vesting Period:
All shares (other than the bonus level of shares) shall be issued to adviser without any vesting period.

Schedule A:
Services Based on Performance Level
The Advisor Compensation and Services are determined using the guidelines below.
Standard Performance Level
Commitment	Services	Compensation**
Attend quarterly meetings to provide feedback on Company's strategy for at least one hour.
Attend quarterly meetings of the Company's Advisory board.
Provide reasonable response to email requests by Company.

Promotion: On top of the regular advice and insights, Advisor agrees to actively promote and make introductions on behalf of the Company through Advisor's overall network of business contacts, including forwarding the Company's business plan and other materials as requested by the Company.
Idea Stage is 0.25%
Startup Stage is 0.20%
Growth Stage is 0.15%

Strategic Performance Level
Commitment	Services	Compensation**
Standard Performance plus:
Attend monthly meetings to provide feedback on Company's strategy for at least one hour.
Attend one additional monthly meeting for up to one hour with a potential customer, investor, strategic partner, vendor or employee.

	Standard Performance plus: Recruiting: Advisor agrees to assist Company in finding additional, potential founding team members and employees through the Advisor's overall network of business contacts.	Idea Stage is 0.50%
Startup Stage is 0.40%
Growth Stage is 0.30%

Schedule A:
Expert Performance Level
Commitment	Services	Compensation**
Strategic Performance plus: Twice monthly meetings to provide feedback on Company's strategy for at least two hours each.
Strategic Performance plus:
Contacts: Advisor agrees to make introductions to and assist in the acquisition of marquee customers, strategic partners and key industry contacts and attend meetings with such potential customers, partners and key contacts.
Projects: Advisor agrees to assist the Company on at least one strategic project as requested by the Company during the term of this Agreement.
Idea Stage is 1.00%
Startup Stage is 0.80%
Growth Stage is 0.60%

** General Percentages with final numbers indicated on the Signature Page to the Agreement and in the applicable Option or Stock Purchase Agreement.

Schedule A:
Company Stage
The Company Stage is determined using the guidelines below.
Stage	Characteristics
Idea
Team: The team consists of only founder(s).
Customers: The company is in discussions with potential customers to determine demand in the market. The pricing/revenue structure has been developed, but needs market validation.
Revenue: The company has no revenue.
Investors: At least one group consisting of the founder(s), their friends or family has invested.
Product: The specifications for a minimum viable product including wireframes and system designs are complete.

Startup
Team: The team consists of full-time founder(s) and is in the process of hiring initial employees as needed.
Customers: The company has received letters of intent or customer commitments and the market need has been validated.
Revenue: The company may be collecting revenue.
Investors: Investment may have been raised via friends/family or professional investors (angel, venture capital, etc.).
Product: The launch of the minimum viable product is imminent.

Growth
Team: The team consists of full time founder(s) and is in the process of hiring employees as needed.
Customers: The company has achieved significant traction and user-based growth.
Revenue: The company is collecting revenue.
Investors: Prior investment may have been raised and the founders are prepared to pitch to professional investors if additional capital is needed.
Product: The product has been launched and is periodically refined based on customer feedback.